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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-84660, 333-74528 and 333-88176) and in the Registration Statements on Form S-8 (Nos. 2-66247, 2-77690, 33-18771, 33-26748, 33-38810, 33-45169, 33-70662, 33-87446, 33-87448, 33-97332 and 333-57463) of TRC Companies, Inc. of our report dated August 26, 2002 relating to the balance sheet as of June 30, 2002, and the related consolidated statements of income, cash flows, and changes in shareholders' equity for the years ended June 30, 2002 and 2001 and financial statement schedule for the years ended June 30, 2002 and 2001 which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
October 14, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS